  Exhibit 99.1

Company Contact:
RELM Wireless Corporation
William Kelly, EVP & CFO
(321) 984-1414

RELM Wireless Reports First Quarter 2017 Results

WEST MELBOURNE, Florida – May 9, 2017 -- RELM Wireless Corporation (NYSE MKT: RWC) today announced its financial and operating results for the first quarter ended March 31, 2017.

For the first quarter ended March 31, 2017, sales totaled approximately $7.4 million, compared with $12.1 million for the first quarter of 2016. Net loss for the first quarter of 2017 totaled approximately $1.3 million, or $0.09 per basic and diluted share, compared with net income of approximately $513,000, or $0.04 per basic and diluted share, for the same quarter last year.

Gross profit margin for the first quarter 2017 was 30.3% of sales, compared with 31.7% of sales for the same quarter last year. Selling, general and administrative expenses totaled approximately $3.4 million (46.7% of sales) for the first quarter 2017, compared with approximately $3.1 million (25.4% of sales) for the first quarter of 2016.

Sales for the first quarter last year included sales under the Company’s contract with the TSA. Sales for the base-year and first option year were completed in 2016 and not replicated during the first quarter of 2017. The financial results for the first quarter of 2017 include certain non-recurring items that had an unfavorable impact. Among others, the most significant of these items included approximately $0.4 million related to severance arrangements, $0.2 million related to the discontinuation of a development project, and $0.3 million for product enhancements.

The Company had approximately $20.8 million in working capital as of March 31, 2017, of which approximately $11.6 million was comprised of cash, cash equivalents and trade receivables. This compares with working capital of approximately $23.4 million as of December 31, 2016, of which approximately $14.4 million was comprised of cash, cash equivalents and trade receivables. As of March 31, 2017, the Company had no borrowings outstanding under its revolving credit facility.

RELM Chairman Kyle Cerminara stated, “During the first quarter, our board was reconfigured with 5 new members, each of whom brings a new perspective and a unique and valuable skillset to the Company. We also named Tim Vitou as RELM’s President during the first quarter. Tim assumed the President role after nine years as the Company’s Senior VP of Sales where he was a significant contributor to the key sales of the Company.”

Tim Vitou, RELM’s President commented, “Demonstrating our commitment to public safety communications, we are investing in engineering and sales resources that we expect will contribute to future successes. At the same time, we are building on that foundation with strategic investments in other areas with significant potential for returns.”

Mr. Vitou added, “Over the last few months, we redirected product development efforts, assigning the highest priority to initiatives that are critical to our future success while discontinuing others. Some of the changes adversely impacted our financial and operating results in the first quarter. Ultimately, however, we believe these actions will provide meaningful benefits moving forward in the form of cost savings, and available resources to more effectively address the best opportunities for growth and enhanced shareholder value.”

Conference Call and Webcast
The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, Wednesday, May 10, 2017. Shareholders and other interested parties may participate in the conference call by dialing 877-407-8031 (international/local participants dial 201-689-8031) and asking to be connected to the “RELM Wireless Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on May 10, 2017. The call will also be webcast at http://www.relm.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast. An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.relm.com.

A replay of the conference call will be available one hour after the completion of the call until May 20, 2017, by dialing 877-481-4010 (international/local participants dial 919-882-2331) and entering the conference replay ID# 13660397.

About RELM Wireless

As an American manufacturer for 70 years, RELM Wireless is deeply rooted in the public safety communications industry, manufacturing high-specification communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications. RELM Wireless’ products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900. The Company’s common stock trades on the NYSE MKT market under the symbol “RWC”.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security. The shift toward interoperability gained momentum as a result of significant communications failures in critical emergency situations. RELM was one of the first manufacturers to develop P25-compliant technology.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our LMR product line; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; heavy reliance on sales to agencies of the U.S. government; our ability to utilize deferred tax assets; retention of executive officers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition or investment transactions, and risks incumbent to being a minority stockholder in a corporation; impact of our investment strategy; government regulation; our business with manufacturers located in other countries; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results; acts of war or terrorism, natural disasters and other catastrophic events; any infringement claims; data security breaches and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE MKT listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

RELM WIRELESS CORPORATION
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts) (Unaudited)

	Three Months Ended
	3/31/2017	3/31/2016

Sales, net	$7,380	$12,069

Expenses:
Cost of products	5,143	8,240
Selling, general and administrative expenses	3,443	3,063
Total expenses	8,586	11,303

Operating (loss) income	(1,206)	766

Other (expense) income:
Net interest income	8	1
Other (expense) income	(191)	1

(Loss) income before income taxes	(1,389)	768

Income tax benefit (expense)	121	(255)

Net (loss) income	$(1,268)	$513

Net (loss) earnings per share - basic	$(0.09)	$0.04
Net (loss) earnings per share - diluted	$(0.09)	$0.04

Weighted average common shares outstanding, basic	14,039	13,731
Weighted average common shares outstanding, diluted	14,039	13,798

RELM WIRELESS CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data)

	March 31,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,325	$10,910
Trade accounts receivable, net	3,288	3,448
Inventories, net	14,751	13,999
Prepaid expenses and other current assets	1,042	1,410
Total current assets	27,406	29,767

Property, plant and equipment, net	2,506	2,486
Available-for-sale securities	9,673	6,472
Deferred tax assets, net	2,398	3,418
Other assets	371	401

Total assets	$42,354	$42,544

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,647	$1,973
Accrued compensation and related taxes	1,281	2,193
Accrued warranty expense	846	650
Accrued other expenses and other current liabilities	402	169
Dividends payable	1,241	1,235
Deferred revenue	144	142
Total current liabilities	6,561	6,362

Deferred revenue	382	408
Total liabilities	6,943	6,770

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized
shares, none issued or outstanding.	-	-
Common stock; $0.60 par value; 20,000,000 authorized
shares; 13,844,584 and 13,754,749 issued and outstanding shares
at March 31, 2017 and December 31, 2016, respectively.	8,307	8,253
Additional paid-in capital	25,513	25,382
Accumumulated (deficit) earnings	(2,270)	240
Accumulated other comprehensive income	4,120	2,061
Treasury Stock, at cost	(259)	(162)
Total stockholders' equity	35,411	35,774

Total liabilities and stockholders' equity	$42,354	$42,544